Exhibit 99.1

Exhibit 99.1 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
GS ACQUISITION HOLDINGS CORP II
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxx xx, 2021.
INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. https://www. To attend: cstproxy. com/[X]/sm2021
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE IF YOU DO ARE NOT VOTING RETURN ELECTRONICALLY. THE PROXY CARD
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
GS ACQUISITION HOLDINGS CORP II
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Thomas R. Knott, as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GS Acquisition Holdings Corp II held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of GS Acquisition Holdings Corp II to be held virtually at: https://www.cstproxy.com/[X]/sm2021 on Xxxx xx, 2021, at XX:00 a.m. or at any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS
1 THROUGH 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED
AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The Proxy Statement and related materials are available at: https://www.cstproxy.com/xxxxxxxx/2021

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Proposal No. 1 — Approval of the Business Combination — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of June 17, 2021 (as it may be further amended from time to time, the *"Business Combination Agreement"*), by and among the GS Acquisition Holdings Corp II (the "Company"), Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares *"Mirion"*, for the limited purpose set forth therein, CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the *"Charterhouse Parties"*), for the limited purpose set forth therein, each of the other persons set forth on Annex I thereto and, for the limited purpose set forth therein, the other holders of A Ordinary Shares and B Ordinary Shares from time to time becoming a party thereto by executing a Joinder Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The NYSE Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the *"NYSE"*), (a) the issuance of more than 20% of the Company's outstanding Class A common stock in connection with the Business Combination, including the PIPE Investment, and (b) the issuance of shares of the GSAH Class A common stock and the GSAH Class B common stock to a Related Party (as defined in Section 312.03 of the NYSE's Listed Company Manual) in connection with the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Charter Proposal — To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached to the accompanying proxy statement/ prospectus as Annex B (the *"New Mirion Charter"*), which, if approved, would take effect upon the closing of the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Governance Proposals — To consider and vote upon a proposal to approve, on a non-binding advisory basis, certain governance provisions in the New Mirion Charter, presented separately below in accordance with the United States Securities and Exchange Commission requirements:

Proposal No. 4A: To approve an increase in the total number of authorized shares of the Company's capital stock from 555,000,000 shares to 2,200,000,000 shares, which would consist of increasing the number of authorized shares of: (i) the GSAH Class A common stock from 500,000,000 to 2,000,000,000, (ii) the GSAH Class B common stock from 50,000,000 to 100,000,000, and (iii) the Company's preferred stock from 5,000,000 to 100,000,000.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4B: To provide that the affirmative vote of holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class will be required to amend, alter, change or repeal specified provisions of the New Mirion Charter, including those relating to the terms of the New Mirion common stock, actions by written consent of stockholders, calling of special meetings of stockholders, election and removal of directors, certain indemnification and corporate opportunity matters, and the required vote to amend the New Mirion Charter and New Mirion Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4C: To provide that certain potential transactions are not "corporate opportunities" and that any member of the Board, who is not an employee of the Company or its subsidiaries, or any employee or agent of such member, other than someone who is an employee of the Company or its subsidiaries (collectively, the "Covered Persons"), are not subject to the doctrine of corporate opportunity, except with respect to business opportunity matters, potential transactions or interests that a Covered Person obtains expressly and solely in connection with the individuals services as a member of the Board.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Director Election Proposal — To consider and vote upon a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, on our Board of Directors until the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

FOR ☐ AGAINST ☐ FOR ALL EXCEPT ☐

(01)	(04)	(07)
(02)	(05)	(08)
(03)	(06)	(09)

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

Proposal No. 6 — The Incentive Plan Proposal — To consider and vote upon a proposal to approve the Mirion Technologies, Inc. Omnibus Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Class A Common Stock Proposal — To consider and vote upon a proposal to increase the total number of authorized shares of GSAH Class A common stock from 500,000,000 to 2,000,000,000; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**____________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.